Exhibit 5

[MLA LETTERHEAD]

June 26, 2003

Board of Directors
Trizec Properties, Inc.
233 South Wacker Drive
Chicago, Illinois  60606

            Re:       Trizec Properties, Inc. 2002 Long Term Incentive Plan
                        (formerly known as the Trizec Properties, Inc. 2002 Stock Option Plan)
                        Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Gentlemen:

            We have acted as counsel to Trizec Properties, Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (No. 333-87548) (the "Amended Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission").  Pursuant to the Amended Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 19,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").  The Shares may be issued pursuant to the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the Trizec Properties, Inc. 2002 Stock Option Plan) (the "Plan").

            The opinion hereinafter set forth is given at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.  The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters.  Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

            Our Opinion is furnished for the benefit of the Company solely with regard to the Amended Registration Statement, may be relied upon by the Company only in connection with the Amended Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

            In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Fourth Amended and Restated Certificate of Incorporation, as amended, and Third Amended and Restated By-Laws of the Company, the record of corporate proceedings and the Plan.  In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

            As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and originals or copies of certificates of various public officials.  We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

            We do not herein express any opinion concerning any matter respecting or affected by any laws other than provisions of the General Corporation Law of the State of Delaware as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Shares.  The Opinion hereinafter set forth is based upon the General Corporation Law of the State of Delaware and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such law or facts that hereafter may come to our attention.

            Based upon and subject to the foregoing, we are of the following opinion:

(1)        the Shares, when issued in accordance with the terms of the Plan, against payment in full of the price therefor, if any, established in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this letter as an exhibit to the Amended Registration Statement.

Very truly yours,
/s/ McKenna Long & Aldridge LLP McKenna Long & Aldridge LLP